Exhibit 10.28

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made effective this 5th day of January, 2017 (the “Effective Date”), by and between SAJAN, INC., a Delaware corporation having its principal executive offices in the State of Wisconsin (the “Company”), and SHANNON ZIMMERMAN, an individual resident of the State of Wisconsin (the “Employee”).

RECITALS

WHEREAS, the parties entered into a written agreement governing Employee’s employment with the Company on May 19, 2006, as amended by that First Amendment to Employment Agreement dated February 1, 2010 (collectively, the “Agreement”), pursuant to which the Employee is entitled to a certain severance package if the Employee’s employment with the Company is terminated by the Company without Cause (as such term is defined in the Agreement) or by the Employee pursuant to Section 5.2 of the Agreement; and

WHEREAS, the Company and the Employee desire to amend Section 6.4 of the Agreement to add one year of Company-funded health-insurance coverage not to exceed $5,000 for the annual period to the Employee’s severance package;

NOW, THEREFORE, in consideration of the mutual promises and provisions contained in this Amendment, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.           Terms of Employment. The parties agree that the terms of the Agreement will remain in full force and effect, except as set forth in this Amendment.

2.           Severance Payment. Section 6.4 of the Agreement will be replaced in its entirety with the following:

“6.4        By the Company Without Cause or by the Employee for the Company’s Breach.

(a)          Severance. If (a) the Company terminates the Employee’s employment without Cause, or (b) the Employee properly terminates employment pursuant to Section 5.2, the Employee will be entitled to continuing payments of the Employee’s Base Salary for twelve (12) months following the Date of Termination (such payment, the “Severance Payment”) (to be paid in monthly or other installments in accordance with the general practice of the Company from time to time).

(b)          In addition to the Severance Payment, the Employee shall be entitled to receive one year of Company-funded health insurance coverage not to exceed $5,000 for the annual period, as well as all other unpaid amounts, if any, to which Employee is entitled under this Agreement under any compensation plan or program of the Company, at the time such payments are due (such payments pursuant to Section 6.4(a) and this Section 6.4(b), the “Severance Payments”).

[Signature page follows.]

1

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment to Employment Agreement on the day and year first written above.

SAJAN, INC.

/s/ Thomas P. Skiba
By: Thomas P. Skiba
Its: CFO

/s/ Shannon Zimmerman
Shannon Zimmerman, an Individual

Signature Page to Second Amendment to Employment Agreement